UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Industrial Property Trust Inc. (the “Company”), Industrial Operating Partnership LP (the “Operating Partnership”), and Industrial Property Advisors LLC (the “Advisor”) previously entered into the Second Amended and Restated Advisory Agreement, dated as of July 16, 2015 (the “Advisory Agreement”), pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders. The Company, the Operating Partnership and the Advisor entered into the Third Amended and Restated Advisory Agreement, dated as of August 14, 2015 (the “Amended and Restated Advisory Agreement”), in order to reflect certain changes in the amount of acquisition fees and disposition fees payable to the Advisor in connection with services related to the development, construction, improvement and stabilization of real properties.

In addition, the Company, the Operating Partnership and the Advisor also previously entered into the Second Amended and Restated Expense Support and Conditional Reimbursement Agreement, effective as of October 1, 2014 (as amended as of June 8, 2015, the “Amended and Restated Expense Support Agreement”), pursuant to which the Advisor manages the day-to-day activities and implements the investment strategy of the Company and is paid certain fees for these services, including asset management fees. On August 14, 2015, the Company entered into the Third Amended and Restated Waiver and Expense Support Agreement (the “Expense Support Agreement”) with the Operating Partnership and the Advisor pursuant to which, effective for the third quarter of 2015 through June 30, 2018, the Advisor has agreed to waive payment of all or a portion of the asset management fee otherwise payable to it pursuant to the Amended and Restated Advisory Agreement if the Company’s company-defined funds from operations, as disclosed in each of the Company’s quarterly and annual reports (“CDFFO”), for a particular quarter is less than the Baseline Distributions for such quarter. Under the Expense Support Agreement, for the period from the third quarter of 2015 through June 30, 2018, “Baseline Distributions” means the aggregate cash distributions that are declared on the Company’s common stock in accordance with the quarterly distribution rate as determined by the Company’s board of directors for such quarter; provided that for purposes of calculating the amount of payment by the Advisor pursuant to the Expense Support Agreement such amount will not exceed the amount that would have been declared on shares of the Company’s common stock assuming a quarterly distribution rate of $0.13515 per share. For the first two quarters of 2015, “Baseline Distributions” means the aggregate cash distributions that would have been declared on shares of the Company’s common stock assuming a quarterly distribution rate of $0.1250 per share. The amount of the asset management fee that will be waived for a particular quarter, if any, will equal the lesser of (i) the difference between the CDFFO and Baseline Distributions for such quarter and (ii) the entire asset management fee payable to the Advisor pursuant to the Amended and Restated Advisory Agreement. Starting with the third quarter of 2015, the Advisor will not be entitled to reimbursement for any amount of asset management fee waived pursuant to the Expense Support Agreement.

In addition, during the period effective the third quarter of 2015 and ending upon the termination or expiration of the Expense Support Agreement, if, in a given calendar quarter, the Company’s CDFFO is less than the Baseline Distributions for such quarter, and the waived asset management fee is not sufficient to satisfy the shortfall for such quarter (“Deficiency”), the Advisor will be required to fund certain expenses of the Company or the Operating Partnership in an amount equal to such Deficiency. Starting with the third quarter of 2015, the Advisor is not entitled to reimbursement of any payments made with respect to funds it contributes to cover a Deficiency. The Expense Support Agreement will govern all waivers and payments made by the Advisor with respect to the third quarter of 2015 through the second quarter of 2018. The Advisor will still be entitled to reimbursement of amounts owed to it by the Company pursuant to the Second Amended and Restated Expense Support Agreement (and all prior versions thereof) in accordance with the terms thereof.

For the period beginning with the third quarter of 2015 and terminating on the earlier of the expiration or termination of the Expense Support Agreement, in no event will the aggregate of the waived asset management fee and the Deficiency support payment, when added to all amounts deferred or paid by the Advisor prior to August 14, 2015 under the Second Amended and Restated Expense Support Agreement (and all prior versions thereof) (approximately $5.4 million), exceed $30.0 million (the “Maximum Amount”).

Although the Expense Support Agreement has an effective term through June 30, 2018, it may be terminated prior thereto without cause or penalty by a majority of the Company’s independent directors upon 30 days’ written notice to the Advisor. In addition, the Advisor’s obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Amended and Restated Advisory Agreement, (ii) the delivery by the Company of notice to the Advisor of the Company’s intention to terminate or not renew the Amended and Restated Advisory Agreement, (iii) the Company’s completion of a liquidity event or (iv) the time the Advisor has deferred, waived or paid the Maximum Amount. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending June 30, 2018 will remain operative and in full force and effect through the end of such quarter.

Additionally, in connection with the Company’s decision to reclassify shares of its common stock as Class A shares, $0.01 par value per share (the “Class A Shares”), and Class T shares, $0.01 par value per share (the “Class T Shares”), on August 14, 2015, the Company entered into the Second Amended and Restated Dealer Manager Agreement, with Dividend Capital Securities LLC (the “Dealer Manager”) and the Advisor (the “Dealer Manager Agreement”), in order to, among other things, describe the fees paid by the Company to the Dealer Manager on the Class A Shares and the Class T Shares. Under the Dealer Manager Agreement, the Company has agreed to pay the Dealer Manager (a) (i) with respect to the Class A Shares, subject to the reduction of the sales commission in certain circumstances, a sales commission in the amount of 7.0% of the gross proceeds of the Class A shares sold in the primary offering, plus a dealer manager fee in the amount of 2.5% of the gross proceeds of the Class A Shares sold in the primary offering, and (ii) with respect to the Class T Shares, a sales commission in the amount of 2.0% of the gross proceeds of the Class T Shares sold in the primary offering, plus a dealer manager fee equal to 2.0% of the gross proceeds of the Class T Shares sold in the primary offering, and (b) with respect to the Class T Shares only, a distribution fee that accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T Share, or (ii) if the Company is no longer offering shares in a public offering, the estimated per share value of Class T Shares. The Dealer Manager Agreement provides that all or a portion of the distribution fee may be reallowed or advanced by the Dealer Manager to participating broker dealers or broker dealers servicing accounts of investors who own Class T Shares.

Also in connection with the Company’s reclassification of its common stock as Class A Shares and Class T Shares, the Company entered into the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of August 14, 2015 (the “Operating Partnership Agreement”), among the Company, as general partner, and the limited partners party thereto, in order to clarify the rights and obligations of the partners with respect to the Class A and Class T partnership units of the Operating Partnership held by the partners.

The preceding summaries of the Dealer Manager Agreement, Amended and Restated Advisory Agreement, Operating Partnership Agreement and Expense Support Agreement do not purport to be complete and are qualified in their entirety by reference to the Dealer Manager Agreement, Amended and Restated Advisory Agreement, Operating Partnership Agreement and Expense Support Agreement, respectively, copies of which are filed herewith as Exhibits 1.1, 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Second Amended and Restated Dealer Manager Agreement, dated as of August 14, 2015, among Industrial Property Trust, Inc., Dividend Capital Securities LLC and Industrial Property Advisors LLC

10.1	Third Amended and Restated Advisory Agreement, dated as of August 14, 2015, among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC

10.2	Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, dated as of August 14, 2015, among Industrial Property Trust, Inc., as general partner, and the Limited Partners thereto

10.3	Third Amended and Restated Waiver and Expense Support Agreement, effective as of October 1, 2015, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

August 14, 2015	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

EXHIBIT INDEX

1.1	Second Amended and Restated Dealer Manager Agreement, dated as of August 14, 2015, among Industrial Property Trust, Inc., Dividend Capital Securities LLC and Industrial Property Advisors LLC

10.1	Third Amended and Restated Advisory Agreement, dated as of August 14, 2015, among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC

10.2	Second Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, dated as of August 14, 2015, among Industrial Property Trust, Inc., as general partner, and the Limited Partners thereto

10.3	Third Amended and Restated Waiver and Expense Support Agreement, effective as of August 14, 2015, by and among Industrial Property Trust Inc., Industrial Property Operating Partnership LP and Industrial Property Advisors LLC